Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

DTS REPORTS STRONG FIRST QUARTER 2006 FINANCIAL RESULTS

Agoura Hills, Calif. – May 8, 2006 – DTS, Inc. (Nasdaq: DTSI) today reported results for the first quarter ended March 31, 2006.

For the first quarter of 2006, DTS reported revenue of $28.7 million, up 30% over revenue of $22.1 million reported in the first quarter of 2005. DTS reported net income of $7.0 million, or $0.38 per diluted share in the first quarter of 2006. Included in first quarter results was $619,000 in stock-based compensation expenses related to the adoption of FAS 123(R), which reduced earnings by $0.02 per diluted share net of tax. This compares to net income of $3.6 million, or $0.19 per diluted share, reported in the first quarter of 2005. Net income for the first quarter of 2005 included a charge of $2.6 million, or $0.09 per diluted share net of tax, associated with the acquisition of our digital images business.

Excluding stock-based compensation expenses, non-GAAP net income for the first quarter of 2006 would have been $7.4 million, or $0.40 per diluted share.

“We are pleased with our results across the business in the first quarter, where we had good financial performance and continued to position ourselves for stronger growth in the coming years,”  commented Jon Kirchner, president and CEO of DTS. “In our consumer division in the first quarter, we benefited from strong royalty recovery activity, as well as growth in the PC and automotive markets. This strength offset slowing in the traditional DVD markets, in line with industry trends.

“In our Cinema Division, we continued to build our market share with the deployment of our XD10 multifunction platform in customer sites. Importantly, we released our Digital Cinema Network and our advanced DTS Digital Cinema Encoder as well as closed the acquisition of Digital Booking Systems on April 17, 2006. These are all important technologies as we position DTS to provide a broad suite of offerings for digital cinema.

“In our DTS-Digital Images business, we experienced solid growth over the prior year, as we recognized much of the revenue associated with one legacy project. However, this business has yet to become profitable, as we transition the business to focus on other financially attractive opportunities in the digital restoration and enhancement area.

“The first quarter was a strong start to 2006 which we expect will be a year of good revenue growth and meaningful improvements in profitability. We continue to make investments in our business and evaluate our technology portfolio to ensure that we maintain our leadership with the transition to high definition digital entertainment. We are optimistic about the initial market demand for HD and Blu-ray products, including DVD equipment, content and game consoles. While these trends will take time to impact our financial results, we are excited about the opportunity in 2006 and beyond,” concluded Kirchner.

Conference Call Information

DTS will broadcast a conference call discussing the company’s first quarter 2006 results today, Monday, May 8, 2006 starting at 5:00 p.m. Eastern Time. The live webcast of the call will be available from the Investor Relations section of the company’s corporate website at www.dts.com. A replay of the webcast will begin two hours after the completion of the call. An audio replay of the call will also be available to investors beginning at 7:00 p.m. ET on May 8, 2006 through May 12, 2006, by dialing 800-405-2236 and entering the passcode 11058586.

Non-GAAP Financial Measures

In this earnings release and during our earnings conference call and Webcast as described above, we use or plan to discuss certain Non-GAAP financial measures. Generally, a Non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. A reconciliation between Non-GAAP and GAAP measures can be found in the accompanying tables. We believe that, while these Non-GAAP measures are not a substitute for GAAP results, they provide a basis for comparing the Company’s results of operations in 2006 with those reported historically. These Non-GAAP measures have been reconciled to the nearest GAAP measure as required under SEC rules. We compute Non-GAAP net income by adjusting GAAP net income for stock-based compensation charges related to the adoption of FAS 123(R) in January 2006.

About DTS

DTS, Inc. (Nasdaq: DTSI) is a digital technology company dedicated to delivering the ultimate entertainment experience. DTS decoders are in virtually every major brand of 5.1-channel surround processor, and there are hundreds of millions of DTS-licensed consumer electronics products available worldwide. A pioneer in multi-channel audio, DTS technology is in home theatre, car audio, PC and game console products, as well as DVD-Video, Surround Music and DVD-ROM software. DTS audio products are featured on more than 27,000 motion picture screens worldwide. Additionally, DTS provides imaging technology and services for the motion picture industry; DTS Digital Images, formerly Lowry Digital Images, is a wholly-owned subsidiary of DTS and an industry leader in image restoration and enhancement. Founded in 1993, DTS is headquartered in Agoura Hills, California and has offices in the United Kingdom, France, Italy, Canada, Hong Kong, Japan and China. For further information, please visit www.dts.com.

DTS is a registered trademark of DTS, Inc.

Investor Relations Contacts:	Press Contact:
Erica Abrams or Vanessa Lehr	Kristin Thomson
The Blueshirt Group for DTS	Director of Public Relations
415-217-7722	DTS
erica@blueshirtgroup.com	818-706-3525
vanessa@blueshirtgroup.com	kristin.thomson@dts.com

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS’ results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the company’s inclusion in or exclusion from governmental and industry standards, customer acceptance of the company’s technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the continued release and availability of entertainment content containing DTS audio soundtracks, changes in domestic and international market and political conditions, risks related to integrating acquisitions and other risks and uncertainties more fully described in DTS’ public filings with the Securities and Exchange Commission, available at

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www.sec.gov. DTS assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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(TABLES TO FOLLOW)

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DTS, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share amounts)

	As of	As of
	December 31,	March 31,
	2005	2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$33,254	$29,767
Short-term investments	78,163	89,427
Accounts receivable, net of allowance for doubtful accounts of $370 and $375 at December 31, 2005 and March 31, 2006, respectively	7,311	6,261
Inventories	3,261	3,215
Deferred tax assets	7,255	7,255
Prepaid expenses and other current assets	3,112	2,054
Income taxes receivable, net	2,654	1,178
Total current assets	135,010	139,157
Property and equipment, net	7,375	8,415
Goodwill	3,585	3,585
Intangible assets, net	11,612	11,282
Deferred income taxes	303	16
Other assets	369	876
Total assets	$158,254	$163,331

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,634	$2,919
Accrued expenses	6,983	6,236
Deferred revenue	2,630	242
Total current liabilities	12,247	9,397
Deferred income taxes	1,917	1,752

Stockholders’ equity:
Preferred stock - $0.0001 par value, 5,000,000 shares authorized at December 31, 2005 and March 31, 2006; no shares issued and outstanding	—	—
Common stock - $0.0001 par value, 70,000,000 shares authorized at December 31, 2005 and March 31, 2006; 17,472,543 and 17,581,872 issued and outstanding at December 31, 2005 and March 31, 2006, respectively	2	2
Additional paid-in capital	122,847	123,932
Retained earnings	21,241	28,248
Total stockholders’ equity	144,090	152,182

Total liabilities and stockholders’ equity	$158,254	$163,331

DTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts)

	For the Three Months Ended March 31,
	2005	2006
	(Unaudited)

Revenues:
Technology and film licensing	$18,464	$22,845
Product sales and other revenues	3,593	5,856
Total revenues	22,057	28,701
Cost of goods sold:
Technology and film licensing	1,282	1,278
Product sales and other revenues	3,181	4,864
Total cost of goods sold	4,463	6,142
Gross profit	17,594	22,559
Operating expenses:
Selling, general and administrative	8,044	9,898
Research and development	2,094	2,718
In-process research and development	2,300	—
Total operating expenses	12,438	12,616
Income from operations	5,156	9,943
Interest income, net	354	1,036
Other income (expense), net	(12)	40
Income before provision for income taxes	5,498	11,019
Provision for income taxes	1,942	4,012
Net income	$3,556	$7,007

Net income per common share:
Basic	$0.21	$0.40
Diluted	$0.19	$0.38
Weighted average shares used to compute net income per common share:
Basic	17,080,005	17,494,844
Diluted	18,266,094	18,291,663

DTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share amounts)

	For the Three Months Ended March 31, 2006
		FAS 123(R)
	As Reported	Adjustments	Non-GAAP
		(Unaudited)

Revenues:
Technology and film licensing	$22,845	$—	$22,845
Product sales and other revenues	5,856	—	5,856
Total revenues	28,701	—	28,701
Cost of goods sold:
Technology and film licensing	1,278	4	1,274
Product sales and other revenues	4,864	14	4,850
Total cost of goods sold	6,142	18	6,124
Gross profit	22,559	(18)	22,577
Operating expenses:
Selling, general and administrative	9,898	496	9,402
Research and development	2,718	105	2,613
Total operating expenses	12,616	601	12,015
Income from operations	9,943	(619)	10,562
Interest income, net	1,036	—	1,036
Other income, net	40	—	40
Income before provision for income taxes	11,019	(619)	11,638
Provision for income taxes	4,012	(225)	4,237
Net income	$7,007	$(394)	$7,401

Net income per common share:
Basic	$0.40	$(0.02)	$0.42
Diluted	$0.38	$(0.02)	$0.40
Weighted average shares used to compute net income per common share:
Basic	17,494,844	17,494,844	17,494,844
Diluted	18,291,663	18,291,663	18,291,663